Exhibit 10.4

When Recorded, Return To:
-------------------------

Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75290
Attn:  Dawn M. Douthit, Esq.

--------------------------------------------------------------------------------

                                  DEED OF TRUST

THE STATE OF TEXAS     ss.
                       ss.
COUNTY OF DALLAS       ss.

     That, as of the 1st day of August, 2002, RAINMAKER SOFTWARE, INC., a Delaware corporation (successor by merger to CompuTrac, Inc., a Texas corporation) (hereinafter, whether one or more, jointly and severally called "Grantor"), whose mailing address is c/o ASA International Ltd. 10 Speen Street, Framingham, MA 01701, in consideration of the Obligations and trust hereinafter mentioned, does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto DAWN M. DOUTHIT, Trustee (as hereinafter defined), the following described property (all of which is sometimes referred to collectively herein as the "Property"):

          (i) the real estate situated in Dallas County, Texas, which is more particularly described in Exhibit A attached hereto and made a part hereof for all purposes the same as if set forth herein verbatim, together with all right, title and interest of Grantor in and to (a) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the real property or the Improvements (as hereinafter defined); (b) any strips or gores between the real property and abutting or adjacent properties; and (c) all water and water rights, timber, crops and mineral interests pertaining to the real property (such real estate and other rights, titles and interests being hereinafter sometimes called the "Land");

          (ii) all buildings, structures and other improvements (such buildings, structures and other improvements being hereinafter sometimes called the "Improvements") now or hereafter situated on the Land;

          (iii) all fixtures and systems now owned or hereafter acquired by Grantor, which are now or hereafter attached to the Land or the Improvements, and used in or necessary to the operation thereof, together with all renewals and replacements of, substitutions for and additions to the foregoing, including, but without limiting the foregoing, any and all fixtures, equipment, machinery, systems, facilities and apparatus for heating, ventilating, air conditioning, refrigerating, plumbing, sewer,

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     lighting, generating, cleaning, storage, incinerating, waste disposal, sprinkler, fire extinguishing, communications, transportation (of people or things, including, but not limited to, stairways, elevators, escalators and conveyors), security and alarm, gas, electrical and electronic and water; all tanks, pipes, wiring, conduits, ducts, doors, partitions, floor coverings, wall coverings, windows, drapes, window screens and shades, awnings, fans, motors, engines and boilers (all of which are herein sometimes referred to together, as the "Accessories");


(iv) all proceeds of or arising from the properties, rights, titles and interests referred to above in paragraphs (i), (ii) and (iii) above.

         TO HAVE AND TO HOLD the Property, unto Trustee and Trustee's successors, substitutes or assigns, in trust and for the uses and purposes herein set forth, forever, together with all rights, privileges, hereditaments and appurtenances in anywise appertaining or belonging thereto, subject only to those matters of record in Dallas County, Texas, as of the date of this Deed of Trust to the extent such matters are valid and subsisting and affect the Property (such matters being hereinafter called "Permitted Exceptions").

                                   ARTICLE I

                                 THE OBLIGATIONS
                                 ---------------

     Section 1.1. Beneficiary. This Deed of Trust (herein so called), and all rights, title, interest, liens, powers and privileges created hereby or arising by virtue hereof, are given to secure payment and performance of the Obligations (as hereinafter defined), owed by ASA International, Ltd., a Delaware corporation ("ASA") to Harry W. Margolis ("Beneficiary"), whose mailing address is 27 Stonebrier Way, Frisco, Texas 75034. The word "Beneficiary," as used herein, shall mean Beneficiary named in this Section together with any person entitled to benefits of the Repurchase Agreement (hereinafter defined).

     Section 1.2. Obligations. The word "Obligations," as used herein, shall mean all of the obligations and liabilities described as follows:

     The Obligations and undertakings of ASA arising pursuant to that certain Stock Repurchase Agreement (the "Repurchase Agreement") dated August 1, 2002, entered into between ASA and Beneficiary pursuant to which ASA is obligated, under the terms and conditions set forth in the Repurchase Agreement, to repurchase various shares of stock in ASA as set forth in the Repurchase Agreement.

     This Deed of Trust shall remain in full force and effect, without loss of priority, until the Obligations are fully paid, performed and satisfied and this Deed of Trust has been released of record by Beneficiary. Mention is made that Grantor is an affiliate of ASA and that the execution and delivery by Grantor of this Deed of Trust is reasonably expected to benefit Grantor.

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                                   ARTICLE II

                              COVENANTS OF GRANTOR

     Grantor, for Grantor and Grantor's successors and permitted assigns, hereunder covenants, agrees and undertakes to:

          (a) pay or cause to be paid, before delinquent, all taxes and assessments of every kind or character in respect of the Property or any part thereof (the word "assessments" as used herein includes not only assessments and charges by any governmental body, but also all other assessments and charges of any kind, including, but not limited to, assessments or charges for any utility or utility service, easement, license or agreement upon, for the benefit of, or affecting the Property, and assessments and charges arising under subdivision, planned unit development or other declarations, restrictions, regimes or agreements);

          (b) purchase and keep in force policies of insurance with respect to the Property, which policies shall name Beneficiary as a mortgagee, insuring the Property, on at least an 80% replacement cost basis (excluding foundations and footings) for loss or damage by fire and such other hazards, casualties and contingencies as are normally and usually covered by extended coverage policies in effect where the Property is located;

          (c) comply with all written notices of violations of federal, state, or municipal laws, rules, ordinances and regulations applicable to the Property and Grantor's ownership, use and operation thereof, and comply with all written notices of violations of easements, restrictions, agreements, covenants and conditions with respect to or affecting the Property or any part thereof;

          (d) at all times maintain, preserve and keep the Property in good repair and condition, and not commit or permit any waste on or of the Property, and not to do anything to the Property that may impair its value; and

          (e) promptly pay all bills for labor and materials incurred in connection with the Property.


                                  ARTICLE III

                      DEFAULTS AND REMEDIES OF BENEFICIARY
                      ------------------------------------

     Section 3.1. Default. The term "Default," as used herein, shall mean the occurrence of any one or more of the following events:

          (a) The failure by ASA to timely and fully perform the Obligations, or any portion thereof, after reasonable notice and a thirty day opportunity to cure; or

          (b) the failure of Grantor to punctually and properly perform, observe or comply with any covenant, agreement, undertaking or condition contained herein or any renewal, modification, rearrangement, amendment or extension thereof and the continuation of such failure following the

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     expiration of thirty (30) days after written notice to Grantor of such failure; provided, however, if such failure is not of the nature which is reasonably susceptible of being cured within a thirty (30) day period, Grantor shall not be in Default so long as it commences to cure such failure within thirty (30) days after such notice and prosecutes such cure to completion with reasonable diligence.

     Section 3.2. Beneficiary's Remedies Upon Default. Upon a Default, after the giving of any required notice and the expiration of any applicable cure period, Beneficiary may, at Beneficiary's option, do any one or more of the following:

          (a) If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall immediately become due and owing by Grantor to Beneficiary and the repayment of which shall be secured by this Deed of Trust. Grantor promises, upon demand, to pay to Beneficiary, at Beneficiary's address set forth in this Deed of Trust, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the rate equal to prime plus one percent per annum. No such payment by Beneficiary shall constitute a waiver of any Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens and security interests securing the payment of any debt, claim, tax or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

          (b) Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred. Trustee is hereby authorized and empowered and it shall be Trustee's special duty, upon such request of Beneficiary, to sell the Property or any part thereof, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of
     Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

          (c) Beneficiary may buy the Property or any part thereof at any public sale or judicial sale.

     Section 3.3. Application of Proceeds. The proceeds from any sale made pursuant to this Article shall be applied by Trustee, or by Beneficiary, as the case may be, as follows: first, to the payment of all expenses of advertising, selling and conveying the Property or part thereof, including reasonable attorneys' fees; second, to the satisfaction of any matured but unperformed Obligations; third, to satisfaction of the unmatured portions, if any, of the

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Obligations; and fourth, the balance, if any, remaining after the full and final performance of the Obligations, to the person or persons legally entitled thereto.

     Section 3.4. Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee, Beneficiary may, at any time before the sale, direct Trustee to abandon the sale, and may then institute suit under the Repurchase Agreement and for the foreclosure of the liens hereof. If Beneficiary should institute a suit under the Repurchase Agreement and for a foreclosure of the liens hereof, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Property or any part thereof in accordance with the provisions of this Deed of Trust.

     Section 3.5. Payment of Fees. If Obligations, or any part thereof, shall be collected or enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for enforcement, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Property or any part thereof is involved, Grantor agrees to pay Beneficiary's reasonable attorneys' and collection fees, and the Obligations to pay such fees shall be secured by this Deed of Trust.

     Section 3.6. Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by Trustee in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee against all liability and expenses which Trustee may incur in the performance of Trustee's duties hereunder.

     Section 3.7. Substitute Trustee. Beneficiary may appoint a substitute Trustee (a) if Trustee herein named or any substitute Trustee shall die, resign, or fail, refuse or be unable, for any reason, to make any such sale or to perform any of the trusts herein declared; or (b) at the option of Beneficiary from time to time as often and whenever Beneficiary prefers and with or without any reason or cause. Each appointment shall be in writing, but without the necessity of recordation, notice to Grantor, or any other action or formality. Each substitute trustee so appointed shall thereupon by such appointment become Trustee and succeed to all the estates, titles, rights, powers, trusts and duties of predecessor Trustee. Any such appointment may be executed by Beneficiary or any authorized representative of Beneficiary, and such appointment shall be presumed conclusively to have been executed with due and proper authority. Without limiting the generality of the foregoing, if Beneficiary is a corporation, bank or association, of any type or character, such appointment may be executed in its behalf by any officer of Beneficiary and shall be presumed conclusively to have been executed with due and proper authority without necessity of proof of any action by the board of directors or any superior officer. Wherever herein the word "Trustee" is used, the same shall mean the duly appointed trustee or substitute trustee hereunder at the time in question. Trustee may resign by written notice to Beneficiary.

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                                   ARTICLE IV

                               SPECIAL PROVISIONS
                               ------------------

Section 4.1. Condemnation Proceeds. If there shall occur any condemnation of a part of the Property, and if Property can be restored, within a reasonable time, to an economic unit not materially less valuable than the same was prior to such condemnation and adequately securing the Obligations, then, if and so long as there is no Default hereunder, Grantor shall be entitled to use the proceeds of condemnation for such restoration. If the proceeds of any condemnation are not used for restoration then the same shall be placed into escrow with an escrow agent acceptable to Grantor and Beneficiary and such escrow fund shall also constitute security for the performance of the Obligations.

     Section 4.2.   Insurance Proceeds.

          (a) Grantor will give Beneficiary prompt notice of any damage to or destruction of the Property, and:

               (i) In case of loss covered by policies of insurance, Grantor shall be permitted, with the reasonable concurrence of Beneficiary, to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that Grantor may adjust losses aggregating not in excess of $250,000.00 without any concurrence of Beneficiary.

               (ii) In the event of any insured damage to or destruction of the Property or any part thereof (herein called an "Insured Casualty") which is such that the Property can be restored within a reasonable time to an economic unit not materially less valuable than the same was prior to the Insured Casualty, and adequately securing the Obligations, then, if and so long as there is no Default hereunder, the proceeds of insurance shall be used to pay the costs of restoring, repairing, replacing or rebuilding the Property or part thereof subject to Insured Casualty and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Grantor shall pay all costs of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

          (b) If any insurance proceeds are not used to pay the costs of restoration, repair, replacement or rebuilding, then such proceeds shall be placed in escrow with an escrow agent acceptable to Grantor and Beneficiary and such escrow fund shall also constitute security for the performance of the Obligations.

     Section 4.3.   Contest of Certain Claims. Notwithstanding the provisions of
Article II hereof, Grantor shall not be in default for failure to pay or discharge any tax, assessment, or mechanic's or materialman's lien asserted against the Property or comply with any laws, rules, ordinances, regulations, easements, restrictions, agreements, covenants or conditions if, and so long as,
(a) Grantor shall diligently and in good faith contest the same by appropriate

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
legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Property or any part thereof, to satisfy the same; and (b) Grantor shall promptly upon final determination thereof pay the amount of any such tax, assessment or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith.

                                   ARTICLE V

                                  MISCELLANEOUS
                                  -------------

     Section 5.1. Release. If the Obligations are fully performed in accordance with the terms of this Deed of Trust and Repurchase Agreement, then this conveyance shall become null and void and be released at Grantor's request and expense.

     Section 5.2. Rights Cumulative. Beneficiary shall have all rights, remedies and recourses granted in the Repurchase Agreement, this Deed of Trust and available at law or in equity, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Obligations or any part thereof, or against any one or more of them, or against the Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. All rights and remedies of Beneficiary hereunder shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Property.

     Section 5.3. Covenant to Perform. Grantor covenants and agrees that Grantor will perform or cause to be performed, each and every condition, term, provision and covenant of this Deed of Trust.

     Section 5.4. Notice. Except as otherwise provided herein, all notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be given and delivered when received, or if earlier and regardless of whether or not actually received (except where actual receipt is specified herein), upon deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, return receipt requested, addressed to the addressee at such addressee's address set forth herein or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section and actually received by the addressee. To the extent actual receipt is required herein, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication sent.

     Section 5.5. Enforceability. If any provision of this Deed of Trust or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Deed of Trust nor the application of such provision to any other person or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

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Section 5.6.  Binding Effect. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto and shall be covenants running with the Land. The term "Grantor" shall include in their individual capacities and jointly all parties hereinabove named a Grantor. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and, if more than one, of each party named a Grantor hereinabove, and each such party's heirs, personal representatives, successors and assigns. Each party who executes this Deed of Trust and each subsequent owner of the Property or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term, provision, covenant and condition of this Deed of Trust.

     Section 5.7. Headings; Construction. The headings which have been used throughout this Deed of Trust have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Deed of Trust. Words of any gender used in this Deed of Trust shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the words "here" when used in this Deed of Trust shall refer to the entire Deed of Trust and not to any particular provision or section.

     Section 5.8. Counterparts. This Deed of Trust has simultaneously been executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original. If any Grantor is a corporation, this instrument is executed, acknowledged and delivered by Grantor's officers hereunto duly authorized.

     Section 5.9. Controlling Law. This Deed of Trust shall be governed by and construed in accordance with Texas law and applicable United States federal law.

         EXECUTED as of the date first above written.

                                    GRANTOR:

                                     RAINMAKER SOFTWARE, INC.,
                                     a Delaware corporation


                                     By:      /s/Terrence C. McCarthy
                                        ------------------------------
                                     Name:    Terrence C. McCarthy
                                          ----------------------------
                                     Title:   Vice President
                                           ---------------------------

Schedule of Exhibits:
--------------------

Exhibit A - Land

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THE STATE OF Massachusetts        ss.
                                  ss.
COUNTY OF Middlesex               ss.

         This instrument was acknowledged before me on the 1st day of August, 2002, by Terrence C. McCarthy, Vice President of Rainmaker Software, Inc., a Delaware corporation, on behalf of said corporation.


                             /s/Janice T. Yakel
                             ---------------------------------------------------
                             Notary Public in and for the State of Massachusetts

                             My commission expires:  2/24/06



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                                    EXHIBIT A

                                      Land

All of Lot 1 in Block A of UNIVERSITY BUSINESS CENTER, an addition to the City of Richardson, Dallas County, Texas, according to the Map thereof recorded in Volume 81051, Page 2050, Map Records, Dallas County, Texas.

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